Sterling Holdco, Inc.

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated effective as of July 1, 2013, is entered into by and between Sterling Holdco, Inc., a Delaware corporation (the “Company”), and «First_Name» «Last_Name» (the “Participant”), pursuant to the Sterling Holdco, Inc. Restricted Stock Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant shares of common stock, par value $0.01 per share (the “Common Stock”) to certain key employees of the Company, subject to the vesting conditions and other restrictions described below (“Restricted Stock”);

WHEREAS, the Company has adopted the Plan in order to effect such grants; and

WHEREAS, the Participant is a key employee as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant shares of Restricted Stock to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Confirmation of Grant.

A. Grant of Restricted Stock. The Company hereby grants to the Participant, effective as of the date hereof (the “Grant Date”), [____________] shares of Restricted Stock, which are subject to all of the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the terms of which are made a part of, and incorporated into, this Agreement. As a condition of receiving the grant of these shares of Restricted Stock, Participant hereby agrees to sign this Agreement and to execute a Joinder Agreement to the Management Stockholders Agreement, in substantially the form attached hereto as Exhibit A. Any prior agreement, commitments or negotiations between the Company and Participant concerning this grant of Restricted Stock are hereby superseded and extinguished.

1

B. Investment Representation. Instruments evidencing the grant of Restricted Stock may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives Restricted Stock (or at such other time as the Committee deems appropriate), that such Participant is an accredited investor, as defined under the Securities Act of 1933, is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) are for such Participant’s own account for investment only and with no present intention to transfer, sell, or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares of Common Stock shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

2. Vesting.

A. Vesting Upon Service.

(1) Upon vesting and the written request of the Participant the Company will issue the Participant’s Restricted Stock in his or her name. The Participant’s right to the Common Stock granted under this Agreement will fully vest thirty-six (36) months from the Grant Date (i.e. on June 30, 2016, the “Vesting Date”), subject to Participant’s continuous employment with the Company or a Subsidiary from the Grant Date to such Vesting Date. For purposes of this Agreement, a Participant will be deemed to be continuously employed by the Company or a Subsidiary if the Participant is actively performing service or is on a bona fide employee leave of absence that was approved by the Company in writing and the terms of the leave, or applicable law, provide for continued service crediting.

(2) In the event that a Participant’s Vesting Date occurs during a period in which the Participant is limited in terms of his ability to sell shares of Restricted Stock in order to satisfy his or her tax withholding obligations as described in Section 6, whether such limitation is due to a lock-up agreement or the Company’s insider trading policy or similar restriction, then vesting in such shares of Restricted Stock will be delayed until the first date on which the Participant is no longer prohibited from selling such shares of Restricted Stock due to a lock-up agreement or insider trading restriction (the “Subsequent Vesting Date”), provided that Participant has been continuously employed by the Company or a Subsidiary from the Grant Date until the Subsequent Vesting Date and that Participant is able to sell such shares of Restricted Stock to satisfy such withholding obligations no later than 2 ½ months after the end of the year in which the shares of Common Stock would otherwise have been delivered.

B. Termination of Employment. Unless otherwise determined by the Committee, in the event that the Participant’s employment with the Company or any Subsidiary terminates for any reason prior to the Vesting Date (whether on account of death, disability, voluntary termination of employment, or involuntary termination of employment), then any unvested Restricted Stock that has been granted to Participant pursuant to this Agreement shall be forfeited by the Participant and cancelled immediately, as of the effective date of Participant’s termination of employment.

2

C. Change in Control; Public Offering. In the event of a Change in Control or Public Offering, any Restricted Stock that has not yet vested on the effective date of such Change in Control or Public Offering will become fully vested on such effective date.

D. No Other Accelerated Vesting. The vesting provisions set forth in this Section 2, or expressly set forth in the Plan, shall be the exclusive vesting provisions applicable to the Restricted Stock and shall supersede any other provisions relating to vesting, unless such other provision expressly refers to the Plan and this Agreement. Notwithstanding the foregoing, however, the Committee may accelerate, reduce or eliminate the vesting of any Restricted Stock at any time and from time to time, in its sole discretion.

3. Restrictions. In order to receive any grant of Restricted Stock hereunder, the Participant hereby agrees that he or she shall (i) execute this Restricted Stock Agreement, (ii) execute a Joinder Agreement to the Management Stockholders Agreement in substantially the form set forth in Exhibit A, and (iii) deposit with the Company any stock certificate(s) issued to such Participant for the period of any vesting restriction thereon, together with an executed blank share power of attorney or other instrument of transfer therefor that may be reasonably requested by the Company from time to time. As soon as administratively practicable after the lapsing of the vesting restrictions, with respect to any Restricted Stock subject to the terms of this Agreement, the Company shall deliver to the Participant, in book-entry or certificate form, the shares of formerly Restricted Stock, which shall be free of the vesting restrictions set forth in this Restricted Stock Agreement but shall continue to be subject to the restrictive covenants and repurchase terms and conditions set forth in this Restricted Stock Agreement, to any restrictions required under Federal securities laws or other applicable law, and to any restrictions set forth under the Management Stockholders Agreement. To the extent not vested, no Restricted Stock granted hereby may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or on such terms and conditions as the Committee shall establish, to a Permitted Transferee.

3

4. Stockholder Rights. During the period of restrictions with regard to the shares of Restricted Stock granted to a Participant hereunder, the Participant shall have all of the rights of a holder of shares of Common Stock, including but not limited to the right to receive dividends (or amounts equivalent to dividends) and to vote with respect to the shares of Restricted Stock, except as otherwise provided by the Committee, this Agreement, or the Management Stockholders Agreement. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to shares of Restricted Stock subject to the unvested shares of Restricted Stock will be subject to the same restrictions as the shares of Restricted Stock to which such dividends or distributions relate, and that cash dividends may be held in custody or otherwise by the Company. For the avoidance of doubt, the Company shall have the right, but not the obligation, to purchase the vested shares of Restricted Stock granted to a Participant hereunder upon the Participant’s termination of employment from the Company or its Subsidiaries for any reason; provided, however, that in the event that the Company decides to exercise such purchase right, the purchase price for a Participant’s vested shares of Restricted Stock shall equal the lesser of such Stock’s Fair Market Value on the date such shares become vested or such Stock’s Fair Market Value on the Grant Date, notwithstanding any provision to the contrary in the Management Stockholders Agreement.

5. Adjustments. In the event of an Adjustment Event, the number of shares covered by the grant of Restricted Stock hereunder may be adjusted (and rounded down to the nearest whole number), as provided in the Plan. The Participant’s Restricted Stock shall be subject to the terms of any agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

6. Tax Consequences.

A. General Tax Consequences. Under Code Section 83(a), the Fair Market Value of the shares of Restricted Stock granted to Participant, determined as of the date the vesting restrictions described in this Agreement, will lapse. Notwithstanding the foregoing, however, the Participant acknowledges that he or she may elect to be taxed on the Fair Market Value of the shares of Restricted Stock as of the Grant Date, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within thirty (30) days after the Grant Date, in substantially the form attached to this Agreement as Exhibit B. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant as of the date the forfeiture restrictions lapse.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO DETERMINE WHETHER OR NOT TO FILE AN ELECTION UNDER CODE SECTION 83(B), AND TO FILE ANY SUCH ELECTION IN A TIMELY MANNER. THE PARTICIPANT IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(B) ELECTION.

4

B. Tax Withholding.

(1) Unless a Participant has made an election under Code Section 83(b) to include in his taxable income the Fair Market Value of the shares of Restricted Stock on the Grant Date, the Participant shall pay, in cash or cash equivalents, at the time of vesting of Restricted Stock, any amount that the Company or Subsidiary may reasonably determine to be necessary to satisfy any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to the Restricted Stock. To satisfy its withholding obligations, the Company or any Subsidiary shall have the power to deduct from payments of any kind otherwise due to a Participant (including salary or bonus payments) any federal, state or local taxes of any kind or any applicable taxes required to be withheld with respect to the vesting of the shares of Restricted Stock.

(2) Notwithstanding the foregoing, and subject to the terms of the Plan and the prior approval of the Company or the Subsidiary (which approval may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion), the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Common Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Subsidiary shares of Common Stock already owned by the Participant. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Participant may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfilled vesting, or other similar requirements.

C. Limitation on Benefits. Notwithstanding anything contained in this Agreement or the Plan to the contrary: (i) to the extent that any payments and benefits provided for under the Plan, this Agreement, or any other agreement or arrangement between the Company and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Participant and the Company may, upon mutual agreement, take action that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code; and (ii) if and to the extent any Payments in respect of the Restricted Stock would, absent application of this clause (ii), be an “excess parachute payment” within the meaning of Section 280G of the Code (and the regulations promulgated thereunder), the Participant and the Company may, upon mutual agreement, provide that such Restricted Stock shall not accelerate in the event of a Change in Control, and shall be honored, assumed, or new rights substituted therefor by the new employer (or the parent or a subsidiary of such employer) in such Change in Control. If the Participant and the Company mutually agree that Payments would be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence and such Payments would not be so reduced or eliminated, as the case may be, if the stockholder approval requirements of Section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such Payments to be submitted for such approval prior to the Change in Control giving rise to such Payments.

5

7. Restrictive Covenants and Remedies for Breach.

A. Restrictive Covenants. In consideration of the receipt of the Restricted Stock granted pursuant to this Agreement, the Participant agrees to be bound by the covenants set forth below:

(1) Confidentiality. The Participant agrees that during the Participant’s employment with the Company or its Subsidiaries, and thereafter, the Participant shall not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or its Subsidiaries including without limitation, and whether or not such information is specifically designated as confidential or proprietary; all business plans and marketing strategies; information concerning existing and prospective markets, suppliers, and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures, and techniques. Without limiting the foregoing in any way, the Participant agrees that the terms of this Agreement, and of other related agreements, shall be deemed to be confidential and proprietary information of the Company that is subject to the foregoing confidentiality provisions and shall be protected as such, although Participant may disclose this Agreement and such other related agreements to immediate family members, and to his or her financial or legal advisors, to the minimum extent necessary. The Participant’s obligations under this Section 7A(1) are indefinite in term.

(2) Return of Company Property. The Participant acknowledges that all tangible items containing any confidential or proprietary information or trade secrets, including without limitation memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media, and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company and its Subsidiaries, and the Participant shall deliver to the Company all such material in the Participant’s possession or control upon the Company’s request and in any event upon the termination of the Participant’s employment with the Company or its Subsidiaries. The Participant shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Participant’s employment or the Company’s request.

6

(3) Non-Piracy of Restricted Customers and Restricted Prospective Customers. During Participant’s employment with the Company or its Subsidiaries, and for 12 months immediately after Participant’s employment at the Company or its Subsidiaries terminates for any reason, Participant will not, anywhere in the United States, solicit to provide, or engage in providing, any Competitive Services or Products to any Restricted Customer or Restricted Prospective Customer. For purposes of this Section 7: (a) “Restricted Customer” means any person, agency, or entity to whom Participant (or others under Participant’s direction and supervision), on behalf of the Company or its Subsidiaries, provided Competitive Products or Services or about which Participant acquired material, substantive information in the course of Participant’s employment with the Company or its Subsidiaries, during the 24 month period immediately preceding the date of Participant’s separation from the Company or its Subsidiaries; (b) “Restricted Prospective Customer” means any person, agency, or entity with whom Participant (or others under Participant’s direction and supervision), on behalf of the Company or its Subsidiaries, was involved in making a proposal to provide products or services during the 24 month period immediately preceding the date of Participant’s separation from the Company or its Subsidiaries; and (c) “Competitive Products or Services” means products or services of the type provided by the Company or its Subsidiaries to any person, agency, or entity during the 24 month period immediately preceding the date of Participant’s separation from the Company or its Subsidiaries.

(4) Non-Solicitation and Non-Hiring of Restricted Employees. Participant agrees that Participant shall not, during Participant’s employment with the Company or its Subsidiaries, and for 12 months immediately after Participant’s employment at the Company or its Subsidiaries terminates for any reason, directly or indirectly, hire or solicit, or assist in the hiring or solicitation of, any Restricted Employee for a position of employment outside the Company or its Subsidiaries. This restriction includes and applies to situations where another Company Employee initiates contact with Participant. “Restricted Employee” means any person who was or is employed by the particular entity (Company or Subsidiary) in which Participant was employed at any time during the 6 month period immediately preceding the date of the potential hiring or solicitation for hiring by the Participant.

B. Remedies.

(1) Generally. The Company and the Participant agree that the provisions of this Section 7 do not impose an undue hardship on the Participant and are not injurious to the public in that these restrictions do not prohibit Participant from competing generally with the Company, but merely limit competition with certain customers and prospective customers; that these provisions are necessary to protect the business of the Company and its Subsidiaries; that the nature of the Participant’s responsibilities with the Company under this Agreement provide and/or will provide the Participant with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company and its Subsidiaries; that the Company would not grant Restricted Stock to the Participant if the Participant did not agree to the provisions of this Section 7; that the provisions of this Section 7 are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Section 7. In the event that a court determines that any provision of this Section 7 is unreasonably broad or extensive, the Participant agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief, and compensatory damages for any breach of the Participant’s obligations under this Section 7.

7

(2) Forfeiture of Restricted Stock. Without limiting the generality of the remedies available to the Company pursuant to Section 7B(1), if the Participant, except with the prior written consent of the Company, materially breaches the restrictive covenants contained in this Section 7, the Participant shall: (a) forfeit any Restricted Stock granted pursuant to this grant (whether vested or unvested); and (b) pay to the Company in cash any net after-tax gain the Participant realized in cash in connection with the sale of vested shares of Restricted Stock granted hereunder. These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against the Participant for the Participant’s breach of the restrictive covenants contained in this Section 7.

(3) Cumulative Obligations. The Participant’s obligations under this Section 7 shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Participant has under the Plan or any other agreement with the Company or any of its Subsidiaries.

8. Code Section 409A. It is intended that this award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that the Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company.

8

9. Securities Law Matters. Except as otherwise provided in a registration rights agreement, the Participant agrees that, in the event that the Company files a registration statement under the Act with respect to a Public Offering of any shares of its capital stock, the Participant agree that he or she will not effect any sale or distribution of any shares of the Restricted Stock, including but not limited to, pursuant to Rule 144 under the Act, within seven days prior to and 180 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a Public Offering, the transferee agrees in writing to be subject to this Section 9; provided that with respect to any shelf registration statement on Form S-3, the Trigger Date shall be the pricing of any offering made under such registration statement and the Participant agrees to execute a customary holdback agreement with the underwriters for any such Public Offering.

10. Miscellaneous.

A. Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

If to the Company, to:

Sterling Holdco, Inc.
c/o Providence Equity Partners L.L.C.

50 Kennedy Plaza
18th Floor
Providence, Rhode Island 02903
Fax: +1 (401) 751-1790
Attention: Christopher C. Ragona

with copies to:

SRA International, Inc.

4300 Fair Lakes Court
Fairfax, Virginia 22033
Fax: +1 (703) 803-1509
Attention: General Counsel

9

If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers, and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

B. Data Privacy. In order to administer the Plan and the terms of this Agreement, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant of Restricted Stock, the Participant gives explicit consent to the Company to process any such personal data.

C. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Company, it successors and assigns, and to the Participant and his or her personal representatives and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

D. Retention Rights. This Agreement does not give the Participant the right to be retained or employed by the Company (or any Subsidiary) in any capacity. The Company (and any Subsidiary) reserves the right to terminate the Participant’s employment at any time and for any reason.

E. Waiver. Either party hereto may by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

10

F. Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

G. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

H. Amendment. In addition to any right of the Committee to amend or modify the terms of the Restricted Stock as set forth in the Plan or this Agreement, the terms of this Agreement may be amended or modified at any time, by an instrument in writing signed by both parties hereto.

I. Entire Agreement. This Agreement, the Management Stockholders Agreement, and the Plan set forth the entire understanding and agreement of the Participant and the Company with respect to any shares of Restricted Stock granted hereunder to Participant, and supersede any and all other understandings, commitments, term sheets, negotiations, or agreements of or between the Participant and the Company relating to Restricted Stock of the Company; provided, however, that the restrictions set forth in Section 7 shall not supersede any other agreement into which Participant has entered with the Company or its Subsidiaries pertaining to post-employment activities.

J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

11

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

STERLING HOLDCO, INC.

By:_________________________________
Name:______________________________
Title:_______________________________

PARTICIPANT

____________________________________
«First_Name» «Last_Name»

12

Exhibit A

Sterling Holdco, Inc.

JOINDER AGREEMENT

Date: _______________

Reference is made to that certain Management Stockholders Agreement of Sterling Holdco, Inc. (the “Company”), dated as of February 9, 2012, a copy of which is attached hereto (as amended from time to time, the “Management Stockholders Agreement”).

The undersigned signatory, in order to become the owner or holder of shares of any class of the capital stock of the Company, by virtue of the issuance by the Company of shares of capital stock to such signatory and/or the transfer of shares of capital stock to such signatory, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Management Stockholders Agreement subject to all of the rights, restrictions, conditions, and obligations applicable to the Management Stockholders (as that term is defined in the Management Stockholders Agreement) set forth in the Management Stockholders Agreement. This Joinder Agreement shall take effect and shall become a part of said Management Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of capital stock to the undersigned).

______________________________

[EMPLOYEE NAME]

ACCEPTED:

STERLING HOLDCO, INC.

By: ____________________________________

Name:

Title:

13

Exhibit B

Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount (if any) paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: [ ]

TAXPAYER’S SOCIAL SECURITY NUMBER: [ ]

ADDRESS: [ ]

TAXABLE YEAR: Calendar Year 20[___]

2.	The property which is the subject of this election is [_____] shares of common stock of Sterling Holdco, Inc. (the “Company”).

3.	The property was transferred to the undersigned effective as of July 1, 2013.

4.	The property is subject to the following restrictions:

The shares of stock are subject to a risk of forfeiture and other restrictions under the terms of a Restricted Stock Plan sponsored by the Company; of a Restricted Stock Agreement between the Company and the undersigned; and of the Company’s Management Stockholders Agreement.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $XXX per share x [______] shares = $[ ].

6.	For the property transferred, the undersigned paid no consideration ($0.00).

7.	The amount to include in gross income is $[ ].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

______________________________

Taxpayer

Dated:

14

PROCEDURES FOR U.S. PARTICIPANT MAKING ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective.1

1.	You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.	At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.	You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1 Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.

15